Exhibit 99.1

#

Presented below, the non-GAAP financial measure EBIT has been removed from our statements of consolidated income for the twelve months ended December 31, 2002, September 30, 2001 and 2000 and the three months ended December 31, 2001. Certain amounts from these prior periods have been reclassified to conform to the presentation of our current year. Those reclassifications did not affect our consolidated net income for the years presented.

AGL RESOURCES INC.
STATEMENTS OF CONSOLIDATED INCOME

	Twelve	Three	Twelve months ended Sept. 30,
In millions, except per share amounts	months ended Dec. 31, 2002	months ended Dec. 31, 2001	2001	2000
Operating revenues	$877.2	$203.8	$946.2	$607.8
Cost of sales	268.2	49.1	327.3	111.9
Operating margin	609.0	154.7	618.9	495.9
Operating expenses
Operation and maintenance expenses	274.1	68.1	267.2	247.8
Depreciation and amortization	89.1	23.2	100.0	83.2
Taxes other than income	29.3	6.0	32.8	26.7
Total operating expenses	392.5	97.3	400.0	357.7
Operating income	216.5	57.4	218.9	138.2
Other income	30.5	4.9	6.4	14.7
Gain on sale of Utilipro, Inc.	-	-	10.9	-
Gain on propane transaction	-	-	-	13.1
Interest expense and dividends on preferred securities	(86.0)	(23.8)	(97.4)	(57.7)
Earnings before income taxes	161.0	38.5	138.8	108.3
Income taxes	58.0	13.6	49.9	37.2
Net income	$103.0	$24.9	$88.9	$71.1
Earnings per common share
Basic	$1.84	$0.45	$1.63	$1.29
Diluted	$1.82	$0.45	$1.62	$1.29
Weighted-average number of common shares outstanding:
Basic	56.1	55.3	54.5	55.2
Diluted	56.6	55.6	54.9	55.2

#

We reclassified regulatory carrying charges from other income to operating revenues in 2003, a change which affects our Distribution Operations segment. Reconciliations of our operating income from our Form 10-K to the current presentation are presented below for the twelve months ended December 31, 2002, September 30, 2001 – 1998 and the three months ended December 31, 2001:

Operating Income – Consolidated AGL Resources Inc.

	Twelve	Three	Twelve months ended Sept. 30,
In millions	months ended Dec. 31, 2002	months ended Dec. 31, 2001	2001	2000	1999	1998

Operating income - as previously disclosed	$208.2	$54.6	$213.6	$137.8	$154.6	$167.6
Add regulatory carrying charges	8.3	2.8	5.3	0.4	0.2	5.4
Operating income - as revised	$216.5	$57.4	$218.9	$138.2	$154.8	$173.0

Operating Income – Distribution Operations

	Twelve	Three	Twelve months ended Sept. 30
In millions	months ended Dec. 31, 2002	months ended Dec. 31, 2001	2001	2000

Operating income - as previously disclosed	$214.2	$56.9	$205.5	$143.5
Add regulatory carrying charges	8.3	2.8	5.3	0.4
Operating income - as revised	$222.5	$59.7	$210.8	$143.9

#

The reconciliations of our EBIT and core earnings to operating income and net income and the reconciliations of our basic earnings per common share to core earnings per common share are presented below for the twelve months ended December 31, 2002, September 30, 2001 – 1998 and the three months ended December 31, 2001:

Selected Financial Data

	Twelve	Three	Twelve months ended Sept. 30,
Dollars and shares in millions, except per share amounts	months ended Dec. 31, 2002	months ended Dec. 31, 2001	2001	2000	1999	1998

Operating income	$216.5	$57.4	$218.9	$138.2	$154.8	$173.0
Other income	30.5	4.9	17.3	27.8	17.8	7.5
EBIT	247.0	62.3	236.2	166.0	172.6	180.5
Interest expense and preferred stock dividends	86.0	23.8	97.4	57.7	59.1	61.1
Earnings before income taxes	161.0	38.5	138.8	108.3	113.5	119.4
Income taxes	58.0	13.6	49.9	37.2	39.1	38.8
Net income	$103.0	$24.9	$88.9	$71.1	$74.4	$80.6

Net income	$103.0	$24.9	$88.9	$71.1	$74.4	$80.6
Gain on sale of Utilipro, Inc.	-	-	(7.1)	-	-	-
Gain on propane transaction	-	-	-	(10.7)	-	-
Corporate reorganization	-	-	-	6.2	-	-
Marketer billing issues	-	-	-	2.0	-	-
Gain on sale of joint venture interest	-	-	-	-	(22.3)	-
Write-down on impaired assets	-	-	-	-	-	8.5
Core earnings	$103.0	$24.9	$81.8	$68.6	$52.1	$89.1

Weighted average shares outstanding-basic	56.1	55.3	54.5	55.2	57.4	57.0
Weighted average shares outstanding-diluted	56.6	55.6	54.9	55.2	57.4	57.1

Earnings per share-basic	$1.84	$0.45	$1.63	$1.29	$1.30	$1.41
Earnings per share-diluted	$1.82	$0.45	$1.62	$1.29	$1.29	$1.41

Earnings per share-basic	$1.84	$0.45	$1.63	$1.29	$1.30	$1.41
Gain on sale of Utilipro, Inc.	-	-	(0.13)	-	-	-
Gain on propane transaction	-	-	-	(0.19)	-	-
Corporate reorganization	-	-	-	0.11	-	-
Marketer billing issues	-	-	-	0.03	-	-
Gain on sale of joint venture interest	-	-	-	-	(0.39)	-
Write-down on impaired assets	-	-	-	-	-	0.15
Earnings per share-core	$1.84	$0.45	$1.50	$1.24	$0.91	$1.56

#

The reconciliations of our segment’s operating income to EBIT, which includes the effects of our reclassification of regulatory carrying charges, are presented below for the twelve months ended December 31, 2002, September 30, 2001 and 2000 and the three months ended December 31, 2001:

Segment Information

Twelve months ended December 31, 2002 In millions
	Distribution Operations	Wholesale Services	Energy Investments	Corporate	Consolidated AGL Resources
Operating revenues	$852.4	$23.0	$2.0	($0.2)	$877.2
Cost of sales	267.4	0.3	0.5	-	268.2
Operating margin	585.0	22.7	1.5	(0.2)	609.0
Operating expenses	362.5	13.6	8.0	8.4	392.5
Operating income	222.5	9.1	(6.5)	(8.6)	216.5
Other income	1.9	-	30.1	(1.5)	30.5
EBIT	$224.4	$9.1	$23.6	($10.1)	$247.0

Three months ended December 31, 2001 In millions
	Distribution Operations	Wholesale Services	Energy Investments	Corporate	Consolidated AGL Resources
Operating revenues	$197.2	$6.5	$0.4	($0.3)	$203.8
Cost of sales	48.4	0.4	0.3	-	49.1
Operating margin	148.8	6.1	0.1	(0.3)	154.7
Operating expenses	89.1	2.7	1.8	3.7	97.3
Operating income	59.7	3.4	(1.7)	(4.0)	57.4
Other income	0.1	-	5.3	(0.5)	4.9
EBIT	$59.8	$3.4	$3.6	($4.5)	$62.3

Twelve months ended September 30, 2001 In millions
	Distribution Operations	Wholesale Services	Energy Investments	Corporate	Consolidated AGL Resources
Operating revenues	$919.6	$11.6	$9.2	$5.8	$946.2
Cost of sales	321.9	0.2	1.2	4.0	327.3
Operating margin	597.7	11.4	8.0	1.8	618.9
Operating expenses	386.9	6.1	12.9	(5.9)	400.0
Operating income	210.8	5.3	(4.9)	7.7	218.9
Other income	2.4	(2.2)	26.2	(9.1)	17.3
EBIT	$213.2	$3.1	$21.3	($1.4)	$236.2

Twelve months ended September 30, 2000 In millions
	Distribution Operations	Wholesale Services	Energy Investments	Corporate	Consolidated AGL Resources
Operating revenues	$525.5	$-	$35.4	$46.9	$607.8
Cost of sales	57.8	-	9.3	44.8	111.9
Operating margin	467.7	-	26.1	2.1	495.9
Operating expenses	323.8	-	33.7	0.2	357.7
Operating income	143.9	-	(7.6)	1.9	138.2
Other income	6.9	-	24.5	(3.6)	27.8
EBIT	$150.8	-	$16.9	($1.7)	$166.0

#